Exhibit 99.2 Second Quarter 2018 Earnings Release Presentation July 24, 2018

Safe Harbor Statement From time to time, our comments and releases may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”). Forward-looking statements can be identified by words such as “believes,” “anticipates,” “expects,” “forecast,” “guidance,” “intends,” “targeted,” “continue,” “remain,” “should,” “may,” “plans,” “estimates,” “will,” “will continue,” “will remain,” variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause such results or performance to differ materially from those expressed in forward looking statements. These factors include, but are not limited to, the following: (1) The Company’s ability to sustain its current internal growth rate and total growth rate; (2) changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in the Company’s target markets, particularly in Texas and Colorado; (3) worsening business and economic conditions nationally, regionally and in the Company’s target markets, particularly in Texas and Colorado, and the geographic areas in those states in which the Company operates; (4) the Company’s dependence on its management team and its ability to attract, motivate and retain qualified personnel; (5) the concentration of the Company’s business within its geographic areas of operation in Texas and Colorado; (6) changes in asset quality, including increases in default rates and loans and higher levels of nonperforming loans and loan charge-offs; (7) concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate; (8) the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks; (9) inaccuracy of the assumptions and estimates that the managements of Independent Bank and the financial institutions that it acquires make in establishing reserves for probable loan losses and other estimates; (10) lack of liquidity, including as a result of a reduction in the amount of sources of liquidity, that the Company currently has; (11) material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that the Company acquires and the cost of those deposits; (12) the Company’s access to the debt and equity markets and the overall cost of funding its operations; (13) regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support the Company’s anticipated growth; (14) changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that the Company acquires and the net interest income of each of Independent Bank and the financial institutions that the Company acquires; (15) fluctuations in the market value and liquidity of the securities the Company holds for sale, including as a result of changes in market interest rates; (16) effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; (17) the institution and outcome of, and costs associated with, litigation and other legal proceedings against one of more of the Company, Independent Bank and financial institutions that the Company acquires or to which any of such entities is subject; (18) the occurrence of market conditions adversely affecting the financial industry generally; (19) the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by the Company’s regulators, and changes in federal government policies; (20) changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, or PCAOB, as the case may be; (21) governmental monetary and fiscal policies; (22) changes in the scope and cost of FDIC insurance and other coverage; (23) the effects of war or other conflicts, acts of terrorism (including cyber attacks) or other catastrophic events, including storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions; (24) the Company’s actual cost savings resulting from previous or future acquisitions are less than expected, it is unable to realize those cost savings as soon as expected, or it incurs additional or unexpected costs; (25) the Company’s revenues after previous or future acquisitions are less than expected; (26) the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that the Company acquires; (27) deposit attrition, operating costs, customer loss and business disruption before and after the Company’s completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than the Company expected; (28) the effects of the combination of the operations of financial institutions that the Company acquired in the recent past or may acquire in the future with the Company’s operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that the Company expects; (29) the impact of investments that the Company or Independent Bank may have made or may make and the changes in the value of those investments; (30) the quality of the assets of financial institutions and companies that the Company has acquired in the recent past or may acquire in the future being different than the Company determined or determine in its due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired; (31) the Company’s ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain its growth, to expand its presence in its markets and to enter new markets; (32) technology-related changes are harder to make or are more expensive than expected; (33) attacks on the security of, and breaches of, the Company or Independent Bank’s digital information systems, the costs the Company or Independent Bank incur to provide security against such attacks and any costs and liability the Company or Independent Bank incurs in connection with any breach of those systems; (34) the potential impact of technology and “FinTech” entities on the banking industry generally, and (35) our success at managing the risks involved in the foregoing items; and (36) the other factors that are described in the Company’s Annual Report on Form 10-K filed on February 27, 2018, under the heading “Risk Factors”, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law. 2

Today's Presenters David R. Brooks Chairman of the Board, CEO and President, Director • 38 years in the financial services industry; 30 years at Independent Bank • Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Daniel W. Brooks Vice Chairman, Chief Risk Officer, Director • 35 years in the financial services industry; 29 years at Independent Bank • Active in community banking since the early 1980s Michelle S. Hickox Executive Vice President, Chief Financial Officer •28 years in the financial services industry; 6 years at Independent Bank •Formerly a Financial Services Audit Partner at RSM US LLP •Certified Public Accountant 3

Second Quarter Key Highlights • Adjusted (non-GAAP) net income was $32.2 million, or $1.11 per diluted share, compared to $29.2 million, or $1.03 per diluted share, for first quarter 2018 • Adjusted (non-GAAP) return on average assets increased to 1.41% and adjusted (non-GAAP) efficiency ratio improved to 49.5% • Strong organic growth of 18.5% of loans held for investment for the quarter (annualized) and 16.6% year to date • Continued strong credit quality metrics with nonperforming assets of 0.17% • Closed the Integrity Bancshares acquisition on June 1, 2018 and announced the acquisition of Guaranty Bancorp on May 22, 2018 4

Second Quarter Selected Financial Data

($ in thousands except per share data)	As of and for the Quarter Ended				
Balance Sheet Data	**June 30, 2018**	**March 31, 2018**	**June 30, 2017**	**Linked Quarter Change**	**Annual Change**
Total assets	$ 10,017,037	$ 8,811,014	$ 8,593,979	13.7%	16.6%
Loans held for investment (gross, excluding mortgage warehouse purchase loans)	7,479,977	6,527,681	6,119,305	14.6	22.2
Mortgage warehouse purchase loans	164,790	124,700	120,217	32.1	37.1
Total deposits	7,533,405	6,794,660	6,669,288	10.9	13.0
Total borrowings (excluding junior subordinated debentures)	887,724	617,636	584,349	43.7	51.9
Total stockholders' equity	1,538,269	1,354,699	1,259,592	13.6	22.1
Earnings and Profitability Data					
Net interest income	$ 78,909	$ 73,967	$ 69,500	6.7%	13.5%
Net interest margin	3.97%	4.00%	3.81%	(0.8)	4.2
Non-interest income	$ 10,133	$ 9,455	$ 10,995	7.2	(7.8)
Non-interest expense	49,158	44,958	51,328	9.3	(4.2)
Net income (1)	29,635	28,964	18,134	2.3	63.4
Basic EPS	1.02	1.02	0.65	—	56.9
Diluted EPS	1.02	1.02	0.65	—	56.9
Adjusted net interest margin (2)	3.93%	3.96%	3.78%	(0.8)	4.0
Adjusted net income (2)	$ 32,239	$ 29,231	$ 22,746	10.3	41.7
Adjusted basic EPS (2)	1.11	1.03	0.82	7.8	35.4
Adjusted diluted EPS (2)	1.11	1.03	0.82	7.8	35.4
Return on average assets	1.30%	1.35%	0.86%	(3.7)	51.2
Adjusted return on average assets (2)	1.41	1.37	1.08	2.9	30.6

(1) Effective January 1, 2018, the Tax Cuts and Jobs Act (TCJA) reduced the corporate U.S. statutory tax rate from 35% to 21%.
(2) See Appendix for non-GAAP reconciliation

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Net Income Growth $ in Millions (1) Effective January 1, 2018, the Tax Cuts and Jobs Act (TCJA) reduced the corporate U.S. statutory tax rate from 35% to 21%. The quarter ended December 31, 2017, includes a $5,528 charge to remeasure deferred taxes as a result of the enactment of the tax reform. 6 (2) See Appendix for non-GAAP reconciliation

Interest Income Growth Interest Income, Net Interest Income and NIM Trends 7

Earnings Per Share and Adjusted Earnings Per Share Trends (diluted) (1) Effective January 1, 2018, the Tax Cuts and Jobs Act (TCJA) reduced the corporate U.S. statutory tax rate from 35% to 21%. The quarter ended December 31, 2017, includes a $5,528 charge to remeasure deferred taxes as a result of the enactment of the tax reform. 8 (2) See Appendix for non-GAAP reconciliation

Adjusted Efficiency Ratio Trends (1) ($ in thousands) (1) See Appendix for non-GAAP reconciliation 9

Loan Portfolio Growth Total Loans by Year and Current Annual Trend ($ in billions) (1) 2015 - 2017 CAGR 27.6% 22.5% Increase (1) Includes loans held for sale 10

Loan Portfolio Composition Loan Composition at 06/30/2018 CRE Loan Composition at 06/30/2018 Loans by Region at 06/30/2018 2018 YTD adjusted loan yield: 5.19% (1) (1) Non-GAAP financial measure. Excludes $1,693 thousand of income recognized on acquired loans. 11

Commercial Real Estate (CRE) and Construction and Development (C&D) CRE and C&D Concentrations at 06/30/2018 Retail CRE and C&D Composition at 06/30/2018 Loans > $500 thousand (1) • 671 Retail Loans (1) • 42 Loans > $5MM (1) (1) Excludes Integrity loans 12

Historically Strong Credit Culture NPLs / Loans NCOs / Average Loans Note: Financial data as of and for quarter ended March 31, 2018 for peer data and June 30, 2018 for IBTX. Interim quarterly charge-off data annualized. Source: U.S. and Texas Commercial Bank numbers from S&P Global Market Intelligence. 13

Provision and Charge-offs Provision expense and Net charge-off trends ($ in thousands) 14

Energy Lending Outstanding Balances and Related Reserves ($ in millions) 15

Deposit Mix and Pricing Deposit Mix as of June 30, 2018 Deposit Growth versus Average Rate ($ in millions) 2018 YTD Average Rate for Interest-bearing deposits: 0.93% (1) Average rate for total deposits 16

Capital Total Capital , Tier 1 and TCE/TA Ratios (1) See Appendix for non-GAAP reconciliation 17

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Quarterly Periods

($ in thousands except per share data)		For the Quarters Ended June 30, 2018	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017
Net Interest Income - Reported	(a)	$ 78,909	$ 73,967	$ 75,254	$ 72,857	$ 69,500
Income recognized on acquired loans		(954)	(739)	(2,463)	(905)	(572)
Adjusted Net Interest Income	(b)	77,955	73,228	72,791	71,952	68,928
Provision Expense - Reported	(c)	2,730	2,695	1,897	1,873	2,472
Noninterest Income - Reported	(d)	10,133	9,455	13,579	12,130	10,995
Gain on sale of loans		—	—	—	(338)	(13)
(Gain) loss on sale of branch		—	—	(3,044)	127	—
(Gain) loss on sale of OREO and repossessed assets		(58)	(60)	(876)	—	26
(Loss) gain on sale of securities		10	224	(72)	—	(52)
Loss (gain) on sale of premises and equipment		89	8	6	21	(1)
Recoveries on charged off loans acquired		(336)	(287)	(65)	(994)	(123)
Adjusted Noninterest Income	(e)	9,838	9,340	9,528	10,946	10,832
Noninterest Expense - Reported	(f)	49,158	44,958	49,553	47,904	51,328
OREO impairment		—	(85)	(375)	(917)	(120)
IPO related stock grant		(11)	(125)	(128)	(128)	(127)
Acquisition expense		(4,296)	(974)	(6,509)	(3,013)	(7,278)
Adjusted Noninterest Expense	(g)	44,851	43,774	42,541	43,846	43,803
Income Tax Expense Reported [1]	(h)	$ 7,519	$ 6,805	$ 18,190	$ 11,696	$ 8,561
Adjusted Net Income [2]	(b) - (c) + (e) - (g) = (i)	$ 32,239	$ 29,231	$ 25,313	$ 24,829	$ 22,746
Average shares for basic EPS	(j)	29,065,426	28,320,792	27,933,201	27,797,779	27,782,584
Average shares for diluted EPS	(k)	29,157,817	28,426,145	28,041,371	27,901,579	27,887,485
Adjusted Basic EPS	(i) / (j)	$ 1.11	$ 1.03	$ 0.91	$ 0.89	$ 0.82
Adjusted Diluted EPS	(i) / (k)	1.11	1.03	0.90	0.89	0.82
EFFICIENCY RATIO						
Amortization of core deposit intangibles	(l)	$ 1,393	$ 1,331	$ 1,328	$ 1,409	$ 1,410
Reported Efficiency Ratio	(f - l) / (a + d)	53.64%	52.30%	54.29%	54.71%	62.01%
Adjusted Efficiency Ratio	(g - l) / (b + e)	49.50	51.40	50.06	51.19	53.15
PROFITABILITY						
Total Average Assets	(m)	$ 9,164,915	$ 8,675,596	$ 8,702,597	$ 8,726,847	$ 8,478,360
Return on Average Assets (annualized)	(a - c + d - f - h) / (m)	1.30%	1.35%	0.87%	1.07%	0.86%
Adjusted Return on Average Assets (annualized)	(i) / (m)	1.41	1.37	1.15	1.13	1.08

[1] Effective January 1, 2018, the Tax Cuts and Jobs Act (TCJA) reduced the corporate U.S. statutory tax rate from 35% to 21%. The quarter ended December 31, 2017, includes a $5,528 charge to remeasure deferred taxes as a result of the enactment of the tax reform.
[2] Assumes an effective tax rate of 19.8%, 19.0%, 33.2%, 33.2% and 32.1% for the quarters ended June 30, 2018, March 31, 2018, December 31, 2017, September 30, 2017, and June 30, 2017, respectively. The quarter ended June 30, 2018 excludes $152 thousand of nondeductible acquisition expense and the quarter ended December 31, 2017 excludes the $5.528 charge to remeasure deferred taxes as noted above and $259 thousand of nondeductible tax expense.

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APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Annual Periods

($ in thousands except per share data)		For the Year Ended December 31, 2017	2016	2015
Net Interest Income - Reported	(a)	$ 265,478	$ 183,806	$ 154,098
Income recognized on acquired loans		(4,063)	(1,765)	(1,272)
Adjusted Net Interest Income	(b)	261,415	182,041	152,826
Provision Expense - Reported	(c)	8,265	9,440	9,231
Noninterest Income - Reported	(d)	41,287	19,555	16,128
Gain on sale of loans		(351)	—	(116)
(Gain) loss on sale of branch		(2,917)	43	—
Gain on sale of OREO/repossessed assets		(850)	(62)	(290)
Gain on sale of securities		(124)	(4)	(134)
Loss (gain) on sale of premises and equipment		21	(32)	358
Recoveries on charged off loans acquired		(1,182)	—	—
Adjusted Noninterest Income	(e)	35,884	19,500	15,946
Noninterest Expense - Reported	(f)	176,813	113,790	103,198
Senior leadership restructuring		—	(2,575)	—
OREO impairment		(1,412)	(106)	(35)
IPO related stock grant		(508)	(543)	(624)
Acquisition expense		(17,259)	(3,121)	(3,954)
Adjusted Noninterest Expense	(g)	157,634	107,445	98,585
Income Tax Expense Reported [(1)]	(h)	$ 45,175	$ 26,591	$ 19,011
Adjusted Net Income[(1)]	(b) - (c) + (e) - (g) = (i)	$ 88,878	$ 56,563	$ 41,056
Average shares for basic EPS	(j)	25,636,292	18,501,663	17,321,513
Average shares for diluted EPS	(k)	25,742,362	18,588,309	17,406,108
Adjusted Basic EPS	(i) / (j)	$ 3.47	$ 3.06	$ 2.37
Adjusted Diluted EPS	(i) / (k)	3.45	3.04	2.36
EFFICIENCY RATIO				
Amortization of core deposit intangibles	(l)	$ 4,639	$ 1,964	$ 1,555
Reported Efficiency Ratio	(f - l) / (a + d)	56.13%	54.99%	59.71%
Adjusted Efficiency Ratio	(g - l) / (b + e)	51.46	52.34	57.49
PROFITABILITY				
Total Average Assets	(m)	$ 7,966,421	$ 5,469,542	$ 4,395,552
Return on Average Assets (annualized)	(a - c + d - f - h) / (m)	0.96%	0.98%	0.88%
Adjusted Return on Average Assets (annualized)	(i) / (m)	1.12	1.03	0.93

(1) Excludes $5,528 charge to remeasure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act and $259 thousand of one-time nondeductible tax expense and assumes the resulting normalized effective tax rate of 32.4% for the year ended December 31, 2017. Assumes actual effective tax rate of 33.2% and 32.6% for the years ended December 31, 2016, and 2015, respectively.

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APPENDIX Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Tangible Common Equity to Tangible Assets ($ in thousands) As of and for the Quarter Ended June 30, 2018 March 31, 2018 December 31, 2017 December 31, 2016 December 31, 2015 Tangible Common Equity Total common stockholders' equity $ 1,538,269 $ 1,354,699 $ 1,336,018 $ 672,365 $ 603,371 Adjustments: Goodwill (721,578) (621,458) (621,458) (258,319) (258,643) Core deposit intangibles, net (48,052) (41,913) (43,244) (14,177) (16,357) Tangible Common Equity $ 768,639 $ 691,328 $ 671,316 $ 399,869 $ 328,371 Tangible Assets Total Assets $ 10,017,037 $ 8,811,014 $ 8,684,463 $ 5,852,801 $ 5,055,000 Adjustments: Goodwill (721,578) (621,458) (621,458) (258,319) (258,643) Core deposit intangibles (48,052) (41,913) (43,244) (14,177) (16,357) Tangible Assets $ 9,247,407 $ 8,147,643 $ 8,019,761 $ 5,580,305 $ 4,780,000 Tangible Common Equity To Tangible Assets 8.31% 8.49% 8.37% 7.17% 6.87% 20